EXHIBIT 99.1

SIGNATURES OF REPORTING PERSONS

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this Form 3 is true, complete and correct.

Date: September 16, 2026

WILDFIRE ENERGY I LLC

By:	/s/ Anthony F. Bahr
Name: Anthony F. Bahr
Title: Chief Executive Officer

HAWKWOOD HOLDCO, L.P.

By:	Hawkwood HoldCo GP, LLC,
its general partner

By:	Warburg Pincus Private Equity (E&P) XI – A, L.P.,
its managing member

By:	Warburg Pincus (E&P) XI, L.P.,
its general partner

By:	Warburg Pincus (E&P) XI LLC,
its general partner

By:	Warburg Pincus Partners (E&P) XI LLC,
its sole member

By:	Warburg Pincus Partners II (US), L.P.,
its managing member

By:	Warburg Pincus & Company US, LLC
its general partner

By:	/s/ Harsha Marti
Name: Harsha Marti
Title: Authorized Signatory

HAWKWOOD HOLDCO GP, LLC

By:	Warburg Pincus Private Equity (E&P) XI – A, L.P.,
its managing member

By:	Warburg Pincus (E&P) XI, L.P.,
its general partner

By:	Warburg Pincus (E&P) XI LLC,
its general partner

By:	Warburg Pincus Partners (E&P) XI LLC,
its sole member

By:	Warburg Pincus Partners II (US), L.P.,
its managing member

By:	Warburg Pincus & Company US, LLC
its general partner

By:	/s/ Harsha Marti
Name: Harsha Marti
Title: Authorized Signatory

WARBURG PINCUS & COMPANY US, LLC

By:	/s/ Harsha Marti
Name: Harsha Marti
Title: Authorized Signatory

KAYNE ANDERSON CAPITAL ADVISORS, L.P.

By:	/s/ Daniel Weingeist
Name: Daniel Weingeist
Title: Authorized Signatory